EX-10.1

Dated 10 September 2024

FORGE LIFE SCIENCES NOMINEE 1 LTD AND FORGE LIFE SCIENCES NOMINEE 2 LTD

and

AUTOLUS LIMITED

and

AUTOLUS THERAPEUTICS PLC

Capital Contribution Deed relating to premises known as The Nucleus Marshgate, Stevenage SG1 1FR formerly known as part of The Marshgate Car Park, Stevenage

Email: [***]
41713112.18

Mishcon de Reya

4171312.18 1 THIS DEED is dated the day of 2024 PARTIES (1) Forge Life Sciences Nominee 1 Ltd (company number 13523380) and Forge Life Sciences Nominee 2 Ltd (company number 13523683) in their capacity as nominees for and on behalf of Forge Life Sciences GP Limited (company number 13520188) all of whose registered offices are at 4th Floor 52-54 Gracechurch Street, London, England, EC3V 0EH acting in the capacity of general partner of Forge Life Sciences L.P. (a limited partnership registered under the Limited Partnerships Act 1907) of the same address as the general partner (the Landlord); and (2) Autolus Limited registered in England and Wales with company registration number 09115837 whose registered office is at The Mediaworks, 191 Wood Lane, London W12 7FP (the Tenant); and (3) Autolus Therapeutics PLC registered in England and Wales with company registration number 11185179 whose registered office is at The Mediaworks, 191 Wood Lane, London W12 7FP. (the Guarantor). RECITALS (A) The Landlord and the Tenant entered into the Lease. (B) The Tenant wishes to carry out the Works. (C) The Landlord and the Tenant have agreed that, subject to the terms of this deed, if the Tenant chooses to undertake the works, the Landlord shall make payments to the Tenant in respect of the costs of the Works. (D) This deed is supplemental and collateral to the Lease. IT IS AGREED AS FOLLOWS: 1. DEFINITIONS The following definitions apply in this deed: Building Contract means as defined in the Licence for Alterations; CAA means the Capital Allowances Act 2001; Construction Industry Scheme means the provisions of Part 3 Ch 3 Finance Act 2004 and the Income Tax (Construction Industry Scheme) Regulations 2005 (2005/2045); Construction Car Park means the car park adjoining the Premises which is the subject of the Construction Car Park Licence; Construction Car Park Licence means the licence of the Construction Car Park between (1) SBC and (2) the Tenant in the form attached at Appendix 1; Employer's Agent has the meaning specified in the Licence for Alterations; Landlord includes successors in title;

4171312.18 2 Lease means a lease of the Premises dated 19 September 2023 and made between (1) the Landlord (2) the Tenant and (3) the Guarantor (as varied by a deed of variation date the same date as this deed); Lender means such reputable commercial lender as the Landlord may from time to time notify in writing to the Tenant; Licence for Alterations means the Licence for Alterations relating to the Premises dated the same date as this deed and made between (1) the Landlord (2) the Tenant and (3) the Guarantor; Monitoring Surveyor means [***] at Savills plc or such other properly qualified surveyor as the Landlord may specify from time to time; Phase 1 Works means as defined in the Licence for Alterations; Phase 2 Works means as defined in the Licence for Alterations; Premises means premises known as The Nucleus Marshgate Stevenage SG1 1FR formerly known as part of the Marshgate car park at Stevenage Town Centre as more particularly described in the Lease; Project Condition has the meaning given to it in clause 3 and Project Conditions shall mean all of them; Project Condition Satisfaction Date means the date on which (i) the Project Conditions are satisfied (or waived by the Landlord) in respect of the Phase 1 Works and (ii) the Project Conditions are satisfied (or waived by the Landlord) in respect of the Phase 2 Works, or each of them, if applicable; VAT means value added tax and/or any similar tax from time to time replacing it or performing a similar fiscal function; Works Payment means the amount payable by the Landlord pursuant to clause 4; Works Payment Cap means £18,500,000 exclusive of VAT less the amount paid or due to be paid by the Landlord and/or the Lender to any person employed (or formerly employed) by the Tenant in connection with the Works following exercising the rights in clause 7 (remedying breaches) of the Licence for Alterations (other than costs repaid by the Tenant where they are entitled to repay those costs pursuant to the Licence for Alterations); and Works means the Phase 1 Works and/or the Phase 2 Works, as relevant which the Tenant elects to carry out or procures the carrying out of as approved by the Landlord pursuant to the Licence for Alterations. 2. INTERPRETATION 2.1 Unless otherwise expressly stated, the rules of interpretation set out in this clause 2 apply in this deed. 2.2 The headings and sub-headings in this deed are for ease of reference only and do not affect the meaning of this deed. 2.3 Words in the singular include the plural and vice versa.

4171312.18 3 2.4 References to one gender include all genders. 2.5 A reference to a clause, paragraph or schedule is to a clause or paragraph of or schedule to this deed and a reference to this deed includes its schedules. 2.6 A reference to particular legislation is a reference to that legislation as amended, modified, consolidated, re-enacted or replaced from time to time and to all subordinate legislation made under it from time to time. 2.7 A reference to a person includes an individual, firm, partnership, company, association, organisation or trust (in each case whether or not having a separate legal personality). 2.8 A reference to a company includes any company, corporation or any other body corporate (wherever incorporated). 2.9 A reference to a party is to a party to this deed. 2.10 Any words following the terms "include" and "including" or any similar expression shall be interpreted as illustrative and shall not limit the sense of the words preceding those terms. 2.11 General words do not have a restrictive meaning because they are preceded or followed by specific words indicating a particular type, class or category. 3. PROJECT CONDITIONS 3.1 The Landlord and the Tenant are diligently and expeditiously to comply with their respective obligations in this deed so far as necessary to procure that the Project Condition is satisfied on the terms of this deed. 3.2 As from the Project Condition Satisfaction Date, the Landlord and the Tenant are diligently and expeditiously to comply with their other respective obligations in this deed in relation to as relevant, the Phase 1 Works and the Phase 2 Works. 3.3 The Project Conditions in respect of each of the Phase 1 Works and the Phase 2 Works are: 3.3.1 completion of the Construction Car Park Licence; and 3.3.2 satisfaction by the Tenant of all of the Development Obligations as defined in and pursuant to the Licence for Alterations; and the project condition in clause 3.3.1 and each of the Development Obligations as defined in and pursuant to the Licence for Alterations being a Project Condition. 3.4 On satisfaction of each Project Condition, the Tenant or Landlord (as the case may be) shall give to the other such written evidence as that other party reasonably requires, to demonstrate that the Project Condition has been satisfied on the terms of this deed. 3.5 Where the Landlord in writing unconditionally and irrevocably waives compliance, or procuring compliance, with a Project Condition then for the purposes only of determining whether the Project Condition Satisfaction Date has occurred (but not for any other purpose), the relevant Project Condition shall be deemed to have been satisfied.

4171312.18 4 3.6 Within 5 working days of the date on which all of the Project Conditions have either been satisfied or been waived by the Landlord, the Tenant shall give written notice to the Landlord that the Project Condition Satisfaction Date has occurred. 3.7 If the Project Condition Satisfaction Date for one of the Phase 1 Works or the Phase 2 Works has not occurred by 31 November 2025, then: 3.7.1 either party may terminate this deed by giving written notice to the other party (but not once the Project Condition Satisfaction Date for one of the Phase 1 Works or the Phase 2 has occurred); and 3.7.2 this deed shall then immediately cease to have effect without prejudice to any rights or remedies each party has against the other for any outstanding breaches of this deed. 4. WORKS PAYMENT 4.1 If the Tenant elects to undertake the Works the Landlord shall pay to the Tenant an amount equal to the actual cost (net of any VAT charged to the Tenant on such costs) incurred by the Tenant in carrying out the Works (which may include any costs incurred by the Tenant pursuant to the Licence for Alterations) up to a maximum sum equal to the Works Payment Cap, in aggregate for all payments. 4.2 The Landlord and the Tenant agree the Tenant or the Employer's Agent may issue a request for payment (but only once in any month) for any part of the Works and such request must include: 4.2.1 a certificate from the Employer's Agent to the Landlord and the Monitoring Surveyors confirming the following: (a) the information included with the request is true and accurate and not misleading; (b) that the invoices raised are due and payable; (c) the amount to be paid; 4.2.2 confirmation and sufficient evidence reasonably required to support that confirmation from the Tenant that: (a) the Development Obligations have and remain satisfied; (b) (for the first draw down only in relation to the Phase 1 Works) the Tenant is permitted to have commenced the relevant Works; (c) (for the first draw down only in relation to the Phase 2 Works) the Tenant is permitted to have commenced the relevant Works 4.2.3 a copy of each invoice addressed to the Tenant in respect of the Works included in the certificate; 4.2.4 where the costs relate to construction materials, evidence that such materials have been delivered to the Premises free from any retention, lien encumbrance or charge prior to the date of the Tenant's request for payment;

4171312.18 5 4.2.5 where possible, a breakdown of the Works that have been carried out by the contractors pursuant to the invoices; and 4.2.6 evidence (save in respect of the first payment) that the previous payment made pursuant to clause 4.1, was made to the contractor or member of the professional team. 4.3 Within 10 working days of any request for payment, the Monitoring Surveyor may: 4.3.1 inspect the Premises to confirm that the Works referred to in the certificate issued on or before the relevant date have been undertaken. The Tenant is to have due regard to any matters that are raised by the Monitoring Surveyor but will not be bound by them; and 4.3.2 request such further evidence as is reasonably necessary in respect of the confirmations at clause 4.2.2 to enable the Monitoring Surveyor (acting reasonably) to validate such confirmations. 4.4 4.5 4.6 4.7 4.8 If the Tenant provides all of the documentation required by clause 4.2 and the Monitoring Surveyor (acting reasonably) has validated the confirmations at clause 4.2.2 then this shall be sufficient confirmation that the Works referred to in the relevant certificate have been undertaken. The Monitoring Surveyor shall have 15 working days to review the request and (subject to the Monitoring Surveyor being given sufficient evidence to be able to validate the confirmations at clause 4.2.2) after that period the Tenant shall issue a valid invoice to the Landlord (which shall be a valid VAT invoice if VAT is applicable) for the requested amount of the Works to be paid and (subject to the Tenant's request for payment including all of the required information and details listed in clause 4.2) within five working days of receipt of such invoice, the Landlord shall pay to the Tenant the amount shown on the invoice (subject to receipt of bank details of the Tenant pursuant to clause 4.8). The Landlord or its Monitoring Surveyor may request such other information as the Landlord may reasonably require in relation to the Works but this request will not affect the obligation to make payment pursuant to clause 4.5. The Landlord shall procure that the Monitoring Surveyor acts reasonably when validating the confirmations at clause 4.2.2 pursuant to clause 4.3.2. The Tenant has confirmed that the relevant bank details of the bank account of the Tenant (being a clearing bank in the United Kingdom) are: Account name: Autolus Limited Bank name: [***] Bank address: [***] Sort code: [***] Account number: [***] (the Bank Account).

4171312.18 6 4.9 The sums paid by the Landlord as a Works Payment (exclusive of VAT) under clause 4.1 shall not (in aggregate) in any circumstances exceed the Works Payment Cap. 4.10 Payment pursuant to clause 4.5 is without prejudice to clause 4.13. 4.11 Any sum to be paid by the Landlord to the Tenant under this deed shall be paid to the Tenant by means of a direct credit to the Bank Account. 4.12 The Landlord may, at any time, before the deadline below arises, at its absolute discretion, pay to the Tenant: 4.12.1 any retention under the Building Contract; and 4.12.2 any other amounts agreed between the Landlord and Tenant acting reasonably which are due to be incurred to complete the Works. 4.13 This clause 4 shall remain in force from the Project Condition Satisfaction Date until and including the Works Completion Longstop Date (as defined in the Licence for Alterations) after which the Landlord shall be released from its obligation in respect of Works Payment(s) other than those relating to valid certificates that have been submitted pursuant to clause 4.2 but not yet paid unless the Landlord, in its absolute discretion, has extended this deadline, which the Landlord may do on more than one occasion, in which case the relevant date shall be the revised deadline as confirmed by the Landlord, to the Tenant from time to time. 5. CONSTRUCTION CAR PARK LICENCE 5.1 This clause 5 shall apply from the date of completion of the Construction Car Park Licence. 5.2 The Tenant covenants to use all reasonable but commercially prudent endeavours to remedy any breach of which it is given notice pursuant to the Construction Car Park Licence with a view to ensuring that Stevenage Borough Council are not able to terminate the Construction Car Park Licence due to a breach of the obligations on the Tenant in the Construction Car Park Licence. 5.3 The Tenant covenants: 5.3.1 to, as soon as possible and in any event within 5 working days of receipt of a notice described in clause 5.3.1(a),: (a) notify the Landlord if Stevenage Borough Council serve any notice of breach(es) of or notice to terminate the Construction Car Park Licence; and (b) in regards to a notice of breach only, provide an explanation of how the Tenant intends to remedy the breach (including anticipated timing for remedying the breach); and 5.3.2 not to vary the terms of or terminate the Construction Car Park Licence without the Landlord's approval (such approval not to be unreasonably withheld or delayed). 5.4 The Tenant confirms that the Landlord (and its lender) may: 5.4.1 enter the land licenced to the Tenant pursuant to the Construction Car Park Licence (as are required from time to time in relation to or connected with the Works);

4171312.18 7 5.4.2 enter the land licenced to the Tenant pursuant to the Construction Car Park Licence to remedy any breaches if the Landlord is not satisfied (acting reasonably) that the Tenant will remedy the breaches in sufficient time to prevent the licence from being terminated; and 5.4.3 (following exercising its rights under Clause 7 (Remedying Breaches) of the Licence for Alterations) to exercise all of the Tenant's rights under the Construction Car Park Licence. 6. DETERMINATION OF DISPUTES 6.1 Any dispute which may arise between the Landlord and the Tenant or the Tenant concerning whether any of the Works have been undertaken under clause 4 shall, except to the extent such matters relate to the legal effect or construction of this deed, shall be determined by an independent chartered surveyor appointed in accordance with this clause 6. 6.2 The following provisions shall apply to the appointment of the surveyor: 6.2.1 if the parties fail to agree the appointment within 14 days of either party serving details of a suggested surveyor on the other, the surveyor shall be nominated on the application of either party by or on behalf of the President of the RICS; 6.2.2 the surveyor shall act as an expert and not as an arbitrator; 6.2.3 the surveyor's decision shall be final and binding on the parties in the absence of manifest error; 6.2.4 the surveyor shall decide the procedure to be followed in the determination and shall be requested to make his decision within 20 working days of his appointment; 6.2.5 the surveyor shall be instructed by the parties to consider any written representations which they may submit to him within such time limits as the surveyor may fix in his discretion; 6.2.6 the surveyor's fees and costs shall be borne between the parties in such proportions as the surveyor may in his discretion determine; 6.2.7 the parties mutually undertake to use their respective reasonable endeavours to enable the surveyor to reach his determination as quickly as reasonably possible; and 6.2.8 if the surveyor becomes unable or unwilling to act, then the procedure for his appointment shall be repeated as often as may be necessary. 6.3 If either party fails to pay its proportion of the surveyor's fees and costs, then the other party may pay them on its behalf and then recover such amount from the defaulting party as a debt on demand, or set it off against any other sum payable to the defaulting party pursuant to this deed or pursuant to the Lease. 6.4 If the surveyor finds that a sum is payable by the Landlord to the Tenant or the Tenant, the date on which the surveyor gives notice to the parties of such decision shall be treated as the date on which the certificate is deemed approved for the purposes of clause 4.5.

4171312.18 8 7. CAPITAL ALLOWANCES 7.1 The Landlord shall be entitled to claim capital allowances under the CAA in accordance with this clause 7 in respect of qualifying expenditure on the Premises, to the extent that such expenditure relates to the Works up to an amount equal to the total which are treated as financed by the Works Payment. 7.2 The Landlord and the Tenant agree that, for the purposes of Chapter 11 of the CAA, expenditure (excluding input VAT incurred by the Tenant) incurred on the Works which is eligible for capital allowances under the CAA shall, so far as possible, be treated as having been funded by the Works Payment, and shall be attributed to the maximum extent possible in the following order: 7.2.1 first, to that expenditure relating to the Works eligible for plant and machinery allowances at the highest rate; 7.2.2 second, to that expenditure relating to the Works eligible for plant and machinery allowances at the next highest rate and so on until the Works Payment has been exhaustively attributed to expenditure qualifying for plant and machinery allowances; 7.2.3 third, to that expenditure relating to the Works eligible for structures and buildings allowances; and 7.2.4 fourth, to that expenditure relating to the Works that do not qualify for capital allowances. 7.3 The Tenant undertakes not to claim capital allowances in respect of such qualifying expenditure treated as funded by the Works Payment pursuant to this clause 7 and to provide all information in relation to the Works and all assistance reasonably required by the Landlord within 14 days of request to allow the Landlord to obtain the maximum allowances which may be available provided that any assistance provided by the Tenant pursuant to this clause shall be at the reasonable cost of the Landlord. This should include, but not be limited to, providing the main contractor's construction cost information, details of directly procured works, specification documents and floor plans. 7.4 The Tenant shall sign any notice of election which the Landlord may properly require in order to give effect to the terms of this clause 7. 8. VAT 8.1 Subject to the specific provisions of this clause 8, all sums payable pursuant to this Deed are expressed exclusive of VAT and if one party (the Supplier) makes a supply to another party (the Recipient) for VAT purposes pursuant to this Deed, on receipt of a valid VAT invoice the Recipient shall pay to the Supplier (in addition to any other consideration for that supply) a sum equal to the amount of VAT which is or becomes chargeable on that supply. 8.2 The Works Payment is exclusive of VAT, and in this clause 8: VAT Payment means the sum which is equal to the VAT payable on the relevant Works Payment; VAT Payment Date means the later of:

4171312.18 9 (a) the date on which the Landlord pays the relevant Works Payment in accordance with clause 4.1; and (b) the date which is 10 working days after the Tenant has delivered a valid VAT invoice in respect of the relevant Works Payment to the Landlord (which invoice must be issued in the Tenant's name (or the name of the representative member of any VAT group of which the Tenant is a member) and be addressed to the Landlord). 8.3 The Landlord shall pay the VAT Payment to the Tenant on the VAT Payment Date (by direct credit to the Bank Account). 8.4 The VAT Payment shall not be taken into account when calculating whether the total sums payable pursuant to clause 4 has either exceeded the Works Payment Cap, save to the extent it is irrecoverable as a result of the Tenant's act or default. 8.5 In relation to any supplies by the Tenant to the Landlord pursuant or in connection with this deed which meets the conditions for the VAT reverse charge pursuant to section 55A Value Added Tax Act 1994 and the Value Added Tax (Section 55A) (Specified Services and Excepted Supplies) Order 2019 (the "Specified Services Order")) to apply, the Landlord confirms to the Tenant that it is an end user within the meaning of Article 2 of the Specified Services Order and accordingly the Landlord and the Tenant each agree and acknowledge that any such supplies would, if not otherwise excepted, be excepted supplies for the purposes of the Specified Services Order and that the VAT reverse charge (as provided for in section 55A Value Added Tax Act 1994) does not apply to any such supplies. 9. CONSTRUCTION INDUSTRY SCHEME 9.1 The Parties shall comply with the provisions of the Construction Industry Scheme. 9.2 The Parties acknowledge and agree that each Works Payment (or part of them) is a "contract payment" in respect of which the Tenant is a "sub-contractor" pursuant to the provisions of the Construction Industry Scheme as at the date of this deed. 9.3 Without prejudice to clause 9.4, the Landlord agrees to work collaboratively with the Tenant (the reasonable costs incurred by the Landlord will be payable by the Tenant) to consider, acting reasonably, whether any part of a Works Payment is not a "contract payment" pursuant to the provisions of the Construction Industry Scheme such that the Landlord is not required to make deductions pursuant to the Construction Industry Scheme, and the Tenant shall provide any reasonably necessary information and assurance to the Landlord to the extent that it considers that Regulation 20A of SI 2005/2045 can apply to the whole or part of a Works Payment. 9.4 The Landlord may make such deductions from a Works Payment as are required by the Construction Industry Scheme or by any other law. Any sums so deducted shall be deemed to have been received by the Tenant in satisfaction of the Landlord's payment obligations. 9.5 The Tenant confirms its Unique Tax Reference Number is 9243914802. The Tenant intends to apply for sub-contractor registration status for the purposes of the Construction Industry Scheme as soon as reasonably possible and will confirm to the Landlord when it is so registered (and if applicable, that it is registered for gross payment) and shall provide all other information requested by the Landlord for the purposes of verifying the Tenant's sub- contractor registration status for the purposes of the Construction Industry Scheme.

4171312.18 10 9.6 The Landlord shall not make any deductions within the meaning of clause 9.3 to the extent that the Landlord verifies under the Construction Industry Scheme that the Tenant is registered for gross payment under s. 63(2) of the Finance Act 2004. 9.7 If at any time the Tenant is registered for gross-payment under s.63(2) of the Finance Act 2004, the Tenant shall: 9.7.1 maintain its registration for gross payment under s.63(2) of the Finance Act 2004 until all Works Payments have been paid; 9.7.2 comply with the Tenant's filing obligations under the Construction Industry Scheme; and 9.7.3 immediately notify the Landlord in writing if it ceases to be registered for gross payment or becomes aware of any circumstances which may adversely affect its registration or which may lead to payment of the Works Payment being subject to deduction under the Construction Industry Scheme. 9.8 The Tenant shall indemnify the Landlord against any liability under the Construction Industry Scheme by reason of the Tenant's failure to comply or procure compliance with any obligation under this clause 9. 10. OBLIGATIONS UNDER THIS DEED 10.1 The burden of the tenant covenants and the benefit of the landlord covenants (in each case within the meaning of the Landlord and Tenant (Covenants) Act 1995) are personal to the person named as the Tenant in this deed. 10.2 To the extent that the obligations on the Landlord contained or implied in this deed relate to any time after a person has parted with the whole of its interest in the reversion immediately expectant on the termination of the term granted by the Lease or after a person has granted an overriding lease, they will not be binding on or enforceable against that person after that person has parted with the whole of that interest or granted an overriding lease. 10.3 The obligations on the Landlord contained or implied in this deed are binding on the Landlord under the Lease. 11. GUARANTORS' CONSENT The Guarantor consents to the Tenant entering into this deed and agrees with the Landlord that its covenants in the Lease remain fully effective and shall apply to the Lease as varied by this deed. 12. COSTS Each party shall be responsible for its own costs in connection with the preparation and completion of this deed. 13. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 The parties to this deed do not intend any of its terms to be enforceable by a third party (as defined in section 1 of the Contracts (Rights of Third Parties) Act 1999) other than the Landlord's successors in title and the Lender as if it were the Landlord if Clause 7 and/or paragraph 11 of Schedule 2 of the Licence for Alterations applies.

4171312.18 11 14. GOVERNING LAW AND JURISDICTION 14.1 This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by the law of England and Wales. 14.2 The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to determine any dispute or claim that arises out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims). This document has been executed as a deed, is delivered and takes effect on the date stated at the beginning of it.

4171312.18 12 APPENDIX 1 CONSTRUCTION CAR PARK LICENCE

4171312.18 13 EXECUTED as a deed by FORGE LIFE SCIENCES NOMINEE 1 LTD acting by a director, in the presence of: Signature Director Print name Witness signature Name (in BLOCK CAPITALS) Address EXECUTED as a deed by FORGE LIFE SCIENCES NOMINEE 2 LTD acting by a director, in the presence of: Signature Director Print name Witness signature Name (in BLOCK CAPITALS) Address /s/ /s/ /s/ /s/

4171312.18 14 Signature Director Print name Signature Director Print name EXECUTED as a deed by AUTOLUS THERAPEUTICS PLC acting by a director EXECUTED as a deed by AUTOLUS LIMITED acting by two directors /s/ /s/ /s/ /s/